UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2016

NEXPOINT RESIDENTIAL TRUST, INC.

(Exact Name Of Registrant As Specified In Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36663 (Commission File Number)	47-1881359 (IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 13, 2016, NexPoint Residential Trust, Inc. (the “Company”), through its operating partnership, NexPoint Residential Trust Operating Partnership, L.P., entered into an interest rate swap transaction with KeyBank National Association (the “Swap”). The Company entered into the Swap to fix a portion of, and mitigate the risk associated with, the Company’s floating rate indebtedness (without incurring substantial prepayment penalties or defeasance costs typically associated with fixed rate indebtedness). The Swap has an effective date of July 1, 2016 and a termination date of June 1, 2021. Beginning on August 1, 2016, the Company will be required to make monthly fixed rate payments of 1.1055% calculated on a notional amount of $100 million, while the counterparty will be obligated to make monthly floating rate payments based on LIBOR to the Company referencing the same notional amount. A copy of the Swap confirmation is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Confirmation of swap transaction, dated May 18, 2016, from KeyBank National Association to NexPoint Residential Trust Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
	Title:	Chief Financial Officer, Executive VP-Finance and Treasurer

Date: May 19, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Confirmation of swap transaction, dated May 18, 2016, from KeyBank National Association to NexPoint Residential Trust Operating Partnership, L.P.